Exhibit 4.2

RANGE RESOURCES CORPORATION
As Issuer
RANGE RESOURCES—APPALACHIA, LLC
PINE MOUNTAIN ACQUISITION, INC.
RANGE RESOURCES—PINE MOUNTAIN, INC.
PMOG HOLDINGS, INC.
RANGE ENERGY I, INC.
RANGE HOLDCO, INC.
RANGE OPERATING TEXAS, L.L.C.
RANGE TEXAS PRODUCTION, L.L.C.
RANGE PRODUCTION COMPANY
RANGE OPERATING NEW MEXICO, INC.
REVC HOLDCO, LLC
STROUD ENERGY GP, LLC
STROUD ENERGY LP, LLC
STROUD ENERGY, LTD.
STROUD ENERGY MANAGEMENT GP, LLC
STROUD OIL PROPERTIES, LP
As Subsidiary Guarantors
7 1/2% SENIOR SUBORDINATED NOTES DUE 2017

FIRST SUPPLEMENTAL INDENTURE
Dated as of September 28, 2007

THE BANK OF NEW YORK TRUST COMPANY, N.A.
As Trustee

     FIRST SUPPLEMENTAL INDENTURE, dated as of September 28, 2007 (this “Supplemental Indenture”), among Range Resources Corporation, a Delaware corporation (the “Company”), as issuer, the Subsidiary Guarantors named herein as guarantors and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company has heretofore entered into an Indenture, dated as of September 28, 2007, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Original Indenture,” as may be amended and supplemented in respect of provisions relating to the Notes described herein, and as further supplemented by this Supplemental Indenture, the “Indenture”);
     WHEREAS, the Company desires to issue a class of Securities under the Indenture designated as its 7 1/2% Senior Subordinated Notes due 2017 (the “Notes”), and has duly authorized the execution and delivery of this Supplemental Indenture in connection therewith;
     WHEREAS, the Original Indenture provides for the issuance from time to time of Securities, unlimited as to principal amount, to bear such rates of interest, to mature at such times and to have such other provisions as shall be fixed in accordance with the provisions of the Original Indenture, and the form and terms of such series may be described by a supplemental indenture executed by the Company, the Subsidiary Guarantors and the Trustee;
     WHEREAS, the Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions; and
     WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Subsidiary Guarantors, and a valid amendment and supplement to the Original Indenture, have been done.
     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

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ARTICLE ONE
GENERAL
          SECTION 101.   Interpretation.
          For all purposes of this Supplemental Indenture and any Notes issued under the Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (a) capitalized terms used herein without definition shall have the meanings specified in the Original Indenture;
     (b) each reference to “Indenture” in this Supplemental Indenture shall mean the provisions of the Original Indenture and future amendments and supplements to the Original Indenture, including this Supplemental Indenture, applicable to the Notes;
     (c) all references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture and, where so specified, to the Articles and Sections of the Original Indenture as supplemented, amended or modified by this Supplemental Indenture;
     (d) all references in the Original Indenture to Articles and Sections in the Original Indenture shall for purposes of the Notes be deemed references to the Articles and Sections of the Original Indenture as supplemented, amended or modified by this Supplemental Indenture;
     (e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;
     (f) the word “or” is not exclusive.
          SECTION 102.   Effect of Headings .
          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
          SECTION 103.   Separability Clause.
          In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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          SECTION 104.   Priority of Supplemental Indenture.
          In the event any conflict arises between the terms of the Original Indenture and the terms of this Supplemental Indenture, the terms of this Supplemental Indenture shall be controlling and supersede such conflicting terms of the Original Indenture. Unless otherwise specifically modified or amended hereby, the terms of the Original Indenture shall remain in full force and effect with respect to the Notes.
          SECTION 105.   Counterparts.
          This Supplemental Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.
ARTICLE TWO
FORM; TERMS
          SECTION 201.   Form of Note.
          The Notes shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable laws or the rules of any Notes exchange or Depositary or as may, consistently with the Indenture, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Each Note shall be dated the date of its authentication.
          The Notes issued on the date of this Supplemental Indenture will be issued in the form of one or more permanent Global Securities (each, a “Global Note”) deposited with the Trustee, as custodian for the Depositary, duly executed by the Company, authenticated by the Trustee as provided in the Indenture and bearing the DTC Legend. The Global Notes may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.
          SECTION 202.   Title and Terms.
          The Notes are an issue of Securities under the Indenture, and shall be entitled to all the benefits and limitations thereof, and shall be known and designated as the “7 1/2% Senior Subordinated Notes due 2017” of the Company. The aggregate principal amount of Notes which may be authenticated and delivered under this Supplemental Indenture shall be unlimited. The Company is initially issuing $250,000,000 aggregate principal amount of Notes as of the date hereof. This series of Notes may be reopened from time to time for the issuance of additional

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Notes, subject to compliance with the Indenture. The Trustee shall authenticate and deliver Notes upon the order of the Company signed by one Officer and delivered to the Trustee, which order shall specify the amount of securities to be issued and the date of issuance thereof.
          The stated maturity of the Notes shall be October 1, 2017 and they shall bear interest as provided in the form of Note (which is incorporated herein by reference) and in the Indenture.
          The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose, as provided in Section 4.02 of the Original Indenture; provided, however, that, at the option of the Company, interest may be paid on Notes in definitive form by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Register.
          The Notes shall be redeemable as provided in the form of Note and in Article III of the Original Indenture.

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SIGNATURES
Dated as of
September 28, 2007

RANGE RESOURCES CORPORATION

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer

PINE MOUNTAIN ACQUISITION, INC.

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer

RANGE RESOURCES—PINE MOUNTAIN, INC.

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer

PMOG HOLDINGS, INC.

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer

RANGE OPERATING TEXAS, L.L.C.

	By:	RANGE RESOURCES CORPORATION, its Member

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer
[Signature Page to Supplemental Indenture]

RANGE ENERGY I, INC.

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer

RANGE HOLDCO, INC.

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer

RANGE TEXAS PRODUCTION, L.LC.

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer

RANGE PRODUCTION COMPANY

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer

RANGE OPERATING NEW MEXICO, INC.

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer
[Signature Page to Supplemental Indenture]

RANGE RESOURCES—APPALACHIA, LLC

	By:	RANGE HOLDCO, INC, its Member

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer

	By:	RANGE ENERGY I, INC., its Member

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer

REVC HOLDCO, LLC

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer
[Signature Page to Supplemental Indenture]

STROUD ENERGY GP, LLC

	By:	RANGE OPERATING TEXAS, L.L.C., its Member

	By:	RANGE RESOURCES CORPORATION, its Member

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer

STROUD ENERGY LP, LLC

	By:	RANGE OPERATING TEXAS, L.L.C., its Member

	By:	RANGE RESOURCES CORPORATION, its Member

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny

/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer
[Signature Page to Supplemental Indenture]

STROUD ENERGY, LTD.

	By:	STROUD ENERGY MANAGEMENT GP, LLC,
its General Partner

	By:	STROUD OIL PROPERTIES, LP,
its Member

	By:	STROUD ENERGY GP, LLC,
its Member

	By:	RANGE OPERATING TEXAS, L.L.C., its Member

	By:	RANGE RESOURCES CORPORATION, its Member

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer

STROUD ENERGY MANAGEMENT GP, LLC

	By:	STROUD OIL PROPERTIES, LP,
its Member

	By:	STROUD ENERGY GP, LLC,
its Member

	By:	RANGE OPERATING TEXAS, L.L.C., its Member

	By:	RANGE RESOURCES CORPORATION, its Member

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer
[Signature Page to Supplemental Indenture]

STROUD OIL PROPERTIES, LP

	By:	STROUD ENERGY GP, LLC,
its Member

	By:	RANGE OPERATING TEXAS,
L.L.C., its Member

	By:	RANGE RESOURCES
CORPORATION, its Member

Attest:	By:	/s/ Roger S. Manny

	Name:	Roger S. Manny
/s/ David W. Amend	Title:	Senior Vice President and
David W. Amend, Assistant Secretary		Chief Financial Officer
[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Marcella Burgess

Name:	Marcella Burgess
Title:	Assistant Vice President
[Signature Page to Supplemental Indenture]

EXHIBIT A
[FACE OF NOTE]
RANGE RESOURCES CORPORATION
7 1/2% Senior Subordinated Note Due 2017
[CUSIP] [CINS] _______________

No.	$
     RANGE RESOURCES CORPORATION, a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                     , or its registered assigns, the principal sum of                      DOLLARS ($___) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on October 1, 2017.
     Interest Rate: 7.5% per annum.
     Interest Payment Dates: April 1 and October 1, commencing April 1, 2008.
     Regular Record Dates: March 15 and September 15.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually by its duly authorized officer.

Date:	RANGE RESOURCES CORPORATION

By:

Name:
Title:

(Form of Trustee’s Certificate of Authentication)
     This is one of the 7 1/2% Senior Subordinated Notes Due 2017 referred to in the Indenture described herein.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory
Date of authentication:

[REVERSE SIDE OF NOTE]
RANGE RESOURCES CORPORATION
     1. Indenture.
     This is one of the Securities issued under an Indenture dated as of September 28, 2007 (as supplemented or amended from time to time, the “Indenture”), among the Company, the Subsidiary Guarantors party thereto and The Bank of New York Trust Company, N.A., as Trustee, which Securities have been designated by supplemental indenture thereto as the 7 1/2% Senior Subordinated Notes due 2017. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.
     The Notes are general unsecured obligations of the Company. The Indenture provides for the initial issuance of $250,000,000 principal amount of Notes, but additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such additional Notes vote together for all purposes as a single class.
     2. Principal and Interest.
     The Company promises to pay the principal of this Note on October 1, 2017.
     The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 7.5% per annum. Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 15 or September 15 immediately preceding the relevant interest payment date) on each interest payment date, commencing April 1, 2008.
     Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid on the Notes, from September 28, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 7.5%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the close of business on the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

     3. Optional Redemption.
     (a) Except as provided in paragraphs 3(b) and 3(c) below, the Notes are not redeemable at the Company’s option prior to October 1, 2012. From and after October 1, 2012, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Percentage
2012	103.750%
2013	102.500%
2014	101.250%
2015 and thereafter	100.000%
     (b) Prior to October 1, 2010 the Company may, at its option, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of Notes at a redemption price equal to 107.5% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of sales of public Equity Interests of the Company; provided that at least 65% of the original aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that any such redemption shall occur within 60 days after the date of the closing of the related sale of such Equity Interests.
     (c) Prior to October 1, 2012, the Company may redeem all or, from time to time, any part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium plus accrued and unpaid interest, if any, to the redemption date.
     “Make-Whole Premium” means, with respect to a Note at any redemption date, the excess of (A) the present value at such time of (1) the redemption price, excluding accrued interest, of such note at October 1, 2012, (as set forth in the table in paragraph 3(a) above) plus (2) all required interest payments, excluding accrued interest, due on such Note through October 1, 2012, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.
     “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to October 1, 2012; provided, however, that if the period from the redemption date to October 1, 2012 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to October 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
     If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.
     4. Mandatory Redemption.
     Except as set forth in paragraph 5 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
     5. Repurchase at Option of Holder.
     (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes subject to and as provided in the Indenture.
     (b) If the Company or a Restricted Subsidiary consummates any Asset Sales permitted by the Indenture, when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Asset Sale Offer to purchase the maximum principal amount of Notes and any other pari passu Indebtedness to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to, in the case of the Notes, 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase or, in the case of any pari passu Indebtedness, 100% of the principal amount thereof (or with respect to discount pari passu Indebtedness, the accreted value thereof) on the date of purchase, in each case, subject to and as provided in the Indenture.
     6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest will cease to accrue on the aggregate principal amount of the Notes called for redemption.
     7. Registered Form; Denominations; Transfer; Exchange.
     The Notes are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

     8. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.
     9. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or the tender offer or exchange offer for, such Notes), and any existing Default or Event of Default under, or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended on supplemented to, among other things, cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.
     10. Defaults and Remedies. The Indenture provides that if an Event of Default (other than with respect to bankruptcy events) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, and in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.
     11. Subordination. The Notes are subordinated to Senior Debt of the Company as provided in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes, including, but not limited to, the payment of principal of, premium, if any, and interest on the Notes, and any other payment Obligation of the Company in respect of the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and authorizes the Trustee to give effect and appoints the Trustee as attorney-in-fact for such purpose.
     12. Trustee Dealings with Company. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     13. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     14. Authentication.
     This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on this Note.
     15. Governing Law.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
     16. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.
[NOTE: THE FORM OF GUARANTEE ATTACHED AS EXHIBIT B TO THE INDENTURE IS TO BE ATTACHED TO THIS NOTE.]

[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.
Signature Guarantee:1
By:2

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

[2]	To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE
          If the Holder hereof wishes to have all of this Note purchased by the Company pursuant to Section 4.10 of the Indenture (Asset Sales) or Section 4.13 of the Indenture (Offer to Repurchase Notes Upon a Change of Control) of the Indenture, check the box: ☐
     If the Holder hereof wishes wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 of the Indenture (Asset Sales) or Section 4.13 of the Indenture (Offer to Repurchase Notes Upon a Change of Control) of the Indenture, state the amount (in original principal amount) below:
               $                                        .
Date:
Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:1

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES1
The following exchanges of interests in this Global Note for Certificated Notes or interests in another Global Note have been made:

Principal amount of
this Global Note
	Amount of decrease	Amount of increase	following such	Signature of
	in principal amount	in principal amount	decrease (or	authorized officer of
Date of Exchange	of this Global Note	of this Global Note	increase)	Trustee

[1]	For Global Notes